Exhibit 4.5

                                                                  EXECUTION COPY


                                U.S. $350,000,000


                                CREDIT AGREEMENT

                            Dated as of June 22, 2000

                                      Among

                                 SCHOLASTIC INC.

                                   AS BORROWER

                                       and

                             SCHOLASTIC CORPORATION

                                  AS GUARANTOR

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               AS INITIAL LENDERS

                                       and

            SALOMON SMITH BARNEY INC. and CREDIT SUISSE FIRST BOSTON
                             AS JOINT LEAD ARRANGERS

                                       and

                           CREDIT SUISSE FIRST BOSTON
                              AS SYNDICATION AGENT

                                       and

           THE CHASE MANHATTAN BANK, DEUTSCHE BANK, AG NEW YORK BRANCH
                                and SUNTRUST BANK

                                  AS CO-AGENTS

                                       and

                                 CITIBANK, N.A.

                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

ARTICLE I....................................................................1

      SECTION 1.01.  CERTAIN DEFINED TERMS...................................1

      SECTION 1.02.  COMPUTATION OF TIME PERIODS............................10

      SECTION 1.03.  ACCOUNTING TERMS.......................................10

ARTICLE II..................................................................10

      SECTION 2.01.  THE REVOLVING CREDIT ADVANCES..........................10

      SECTION 2.02.  MAKING THE REVOLVING CREDIT ADVANCES...................10

      SECTION 2.03.  THE COMPETITIVE BID ADVANCES...........................11

      SECTION 2.04.  FEES...................................................14

      SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS.............14

      SECTION 2.06.  REPAYMENT OF REVOLVING CREDIT ADVANCES.................15

      SECTION 2.07.  INTEREST ON REVOLVING CREDIT ADVANCES..................15

      SECTION 2.08.  INTEREST RATE DETERMINATION............................15

      SECTION 2.09.  OPTIONAL CONVERSION OF REVOLVING CREDIT ADVANCES.......16

      SECTION 2.10. PREPAYMENTS OF REVOLVING CREDIT ADVANCES................16

      SECTION 2.11.  INCREASED COSTS........................................17

      SECTION 2.12.  ILLEGALITY.............................................17

      SECTION 2.13.  PAYMENTS AND COMPUTATIONS..............................18

      SECTION 2.14.  TAXES..................................................18

      SECTION 2.15.  SHARING OF PAYMENTS, ETC...............................20

      SECTION 2.17.  USE OF PROCEEDS........................................20

ARTICLE III.................................................................20

      SECTION 3.01.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTIONS
            2.01 AND 2.03...................................................20

      SECTION 3.02.  CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT
            BORROWING.......................................................21

      SECTION 3.03.  CONDITIONS PRECEDENT TO EACH COMPETITIVE BID
            BORROWING.......................................................22

      SECTION 3.04.  DETERMINATIONS UNDER SECTION 3.01......................22

ARTICLE IV..................................................................22

      SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.........22

ARTICLE V...................................................................24

      SECTION 5.01.  AFFIRMATIVE COVENANTS..................................24

      SECTION 5.02.  NEGATIVE COVENANTS.....................................26

      SECTION 5.03.  FINANCIAL COVENANTS....................................28

ARTICLE VI..................................................................29

      SECTION 6.01.  EVENTS OF DEFAULT......................................29

ARTICLE VII.................................................................31

      7.01.  GUARANTY.......................................................31

      7.02.  GUARANTY ABSOLUTE..............................................31

      7.03.  WAIVERS AND ACKNOWLEDGMENTS....................................32

      SECTION 2.20.  SUBROGATION AND CONTRIBUTION...........................33

      7.05.  CONTINUING GUARANTY; ASSIGNMENTS...............................33

ARTICLE VIII................................................................33

      SECTION 8.01.  AUTHORIZATION AND ACTION...............................33

      SECTION 8.02.  AGENT'S RELIANCE, ETC..................................34

      SECTION 8.03.  CITIBANK AND AFFILIATES................................34

      SECTION 8.04.  LENDER CREDIT DECISION.................................34

      SECTION 8.05.  INDEMNIFICATION........................................34

      SECTION 8.06.  SUCCESSOR AGENT........................................35

      SECTION 8.07.  OTHER AGENTS...........................................35

ARTICLE IX..................................................................35

      SECTION 9.01.  AMENDMENTS, ETC........................................35

      SECTION 9.02.  NOTICES, ETC...........................................35

      SECTION 9.03.  NO WAIVER; REMEDIES....................................36

      SECTION 9.04.  COSTS AND EXPENSES.....................................36

      SECTION 9.05.  RIGHT OF SET-OFF.......................................37

      SECTION 9.06.  BINDING EFFECT.........................................37

      SECTION 9.07.  ASSIGNMENTS AND PARTICIPATIONS.........................37

      SECTION 9.08.  CONFIDENTIALITY........................................39

      SECTION 9.10.  GOVERNING LAW..........................................39

      SECTION 9.11.  EXECUTION IN COUNTERPARTS..............................39

      SECTION 9.12.  WAIVER OF JURY TRIAL...................................40


SCHEDULES

Schedule I - List of Applicable Lending Offices

Schedule 4.01(i) - Subsidiaries

Schedule 5.02(a) - Existing Liens

EXHIBITS

Exhibit A-1  -    Form of Committed Note

Exhibit A-2  -    Form of Competitive Bid Note

Exhibit B-1  -    Form of Notice of Committed Borrowing

Exhibit B-2  -    Form of Notice of Competitive Bid Borrowing

Exhibit C    -    Form of Assignment and Acceptance

Exhibit D    -    Form of Opinion of Counsel for the Borrower and the Guarantor

Exhibit E   -     Form of Financial Covenants Compliance Certificate

                                CREDIT AGREEMENT

                          Dated as of June 22, 2000


               This CREDIT AGREEMENT is by and among SCHOLASTIC INC., a New York corporation (the "OPERATING COMPANY" or the "BORROWER"), SCHOLASTIC CORPORATION, a Delaware corporation (the "HOLDING COMPANY" or the "Guarantor"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof, SALOMON SMITH BARNEY INC. and CREDIT SUISSE FIRST BOSTON ("CSFB"), as joint lead arrangers, CSFB, as syndication agent, and CITIBANK, N.A. ("CITIBANK"), as administrative agent (the "AGENT") for the Lenders (as hereinafter defined)

                                  ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ADVANCE" means a Committed Advance or a Competitive Bid Advance.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "AGENT'S ACCOUNT" means the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Bank Loan Syndications.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.



            "APPLICABLE MARGIN" means (a) for Base Rate Advances, 0% per annum and (b) for Eurodollar Rate Advances, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

         -------------------------------------------------------------
                  Public Debt Rating           Applicable Margin for
                     S&P/Moody's                  Eurodollar Rate
                                                     Advances
         -------------------------------------------------------------
         LEVEL 1                                      0.390%
         A-/A3 or above
         -------------------------------------------------------------
         LEVEL 2                                      0.475%
         -------
         Lower than Level 1 but at least
         BBB+/Baa1
         -------------------------------------------------------------
         LEVEL 3                                      0.575%
         -------
         Lower than Level 2 but at least
         BBB/Baa2
         -------------------------------------------------------------
         LEVEL 4                                      0.825%
         -------
         Lower than Level 3 but at least
         BBB-/Baa3
         -------------------------------------------------------------
         LEVEL 5                                      1.100%
         -------
         Lower than Level 4
         -------------------------------------------------------------

            "APPLICABLE PERCENTAGE" means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

         -------------------------------------------------------------
                  Public Debt Rating                Applicable
                     S&P/Moody's                    Percentage
         -------------------------------------------------------------
         LEVEL 1                                      0.085%
         A-/A3 or above
         -------------------------------------------------------------
         LEVEL 2                                      0.100%
         -------
         Lower than Level 1 but at least
         BBB+/Baa1
         -------------------------------------------------------------
         LEVEL 3                                      0.125%
         -------
         Lower than Level 2 but at least
         BBB/Baa2
         -------------------------------------------------------------
         LEVEL 4                                      0.175%
         -------
         Lower than Level 3 but at least
         BBB-/Baa3
         -------------------------------------------------------------
         LEVEL 5                                      0.250%
         -------
         Lower than Level 4
         -------------------------------------------------------------

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, PLus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

            "BASE RATE ADVANCE" means a Committed Advance that bears interest as provided in Section 2.07(a)(i).


                                       2

            "BORROWING" means a Committed Borrowing or a Competitive Bid Borrowing.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market.

            "COMMITTED ADVANCE" means an advance by a Lender to the Borrower as part of a Committed Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "TYPE" of Committed Advance).

            "COMMITTED BORROWING" means a borrowing consisting of simultaneous Committed Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "COMMITTED FACILITY" means, at any time, the aggregate amount of the Lenders' Commitments at such time.

            "COMMITTED NOTE" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under
      Section 2.19 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Committed Advances made by such Lender.

            "COMMITMENT" means, with respect to any Lender at any time (a) the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Commitment" or (b) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(f), as such amount may be reduced pursuant to Section 2.05.

            "COMPETITIVE BID ADVANCE" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

            "COMPETITIVE BID BORROWING" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

            "COMPETITIVE BID NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

            "CONFIDENTIAL INFORMATION" means information that the Borrower or the Guarantor furnishes to the Agent or any Lender in a writing or orally designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower or the Guarantor not known to such Lender to be bound by a confidentiality obligation.

            "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

            "CONSOLIDATED DEBT RATIO" shall mean, at any time, the ratio of (a) Total Consolidated Debt to (b) the sum of: (i) consolidated short-term debt for borrowed money of the Guarantor, (ii) consolidated long-term debt of the Guarantor, (iii) the aggregate value of stockholders' equity (as set forth in the most current consolidated balance sheet of the Guarantor), and (iv) the aggregate value of all preferred stock (as set forth in the most current consolidated balance sheet of the Guarantor).


                                       3

            "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any period of the most recent four consecutive fiscal quarters of the Guarantor and its Subsidiaries ending on or before any date of determination, the ratio of
      (a) the sum of (i) net income (or net loss), (ii) any extraordinary non-cash losses, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense (but excluding any amortization of prepublication costs and expenses) and (vi) gross interest expense, LESS (vii) any extraordinary non-cash gains, to (b) gross interest expense, all as recorded for such period.

            "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Committed Advances of one Type into Committed Advances of the other Type pursuant to Section 2.08 or 2.09.

            "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit (other than obligations in respect of letters of credit issued to provide for the payment of goods or services, to backstop worker's compensation obligations or as rental security deposits, in each case incurred in the ordinary course of business), (f) all Debt of others referred to in clauses (a) through (e) above or clause (g) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (f) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "EFFECTIVE DATE" has the meaning specified in Section 3.01.

                                       4

            "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) a United States Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States, in the country in which it is organized or another country that is described in this clause (v);
      (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "ENVIRONMENTAL CLAIM" means (a) any unfulfilled responsibility or liability or unlawful act or omission under any Environmental Law; (b) any tortious act or omission or breach of contract pertaining to any Environmental Substance; or (c) any other violation or claim under any Environmental Law or in respect of any Environmental Substance.

            "ENVIRONMENTAL LAW" and "ENVIRONMENTAL LAWS" respectively mean any one or more of the applicable laws pertaining to: (a) any emission, discharge, release, runoff, disposal or presence in the environment of any Environmental Substance; (b) any cleanup, containment, manufacturing, treatment, handling, transportation, storage or sale of or other activity pertaining to any Environmental Substance; or (c) any other peril to public or occupational health or safety or to the environment that may be posed by an Environmental Substance.

            "ENVIRONMENTAL SUBSTANCE" means any toxic substance, hazardous material, contaminant, waste, pollutant or other similar product or substance that may pose a threat to public or occupational health or safety or to the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
      (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by either the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.


                                       5

            "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Committed Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Committed Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Dow Jones Markets Page 3750 (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Committed Borrowing shall be determined by the Agent on the basis of the applicable rate furnished to and received by the Agent from Citibank two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of Section 2.08.

            "EURODOLLAR RATE ADVANCE" means a Committed Advance that bears interest as provided in Section 2.07(a)(ii).

            "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

            "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "FIXED RATE ADVANCES" has the meaning specified in Section
      2.03(a)(i).

            "GAAP" has the meaning specified in Section 1.03.

            "INFORMATION MEMORANDUM" means the information memorandum dated May 4, 2000 used by the Agent in connection with the syndication of the Commitments.

            "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Committed Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower


                                       6

      pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                  (i) the Borrower may not select any Interest Period that ends after the Termination Date or, if the Committed Advances have been converted to a term loan pursuant to Section 2.06 prior to such selection, that ends after the Maturity Date;

                  (ii) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Committed Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "LENDERS" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07.

            "LIBO RATE" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
      (a) the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the rate per annum at which deposits in U.S. dollars offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be Citibank's ratable share of such Borrowing if such Borrowing were to be a Committed Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Telerate Markets Page 3750 (or any successor page) is unavailable, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of the applicable rate furnished to and received by the Agent from Citibank two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of
      Section 2.08.

            "LIBO RATE ADVANCES" means a Competitive Bid Advance bearing interest based on the LIBO Rate.


                                       7

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "LOAN DOCUMENTS" means this Agreement and the Notes, as each may be amended, supplemented or otherwise modified from time to time.

            "MATERIAL ADVERSE CHANGE" means any material adverse change in the assets, business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the assets, business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or (b) the ability of the Borrower or the Guarantor to perform their obligations under the Loan Documents.

            "MATURITY DATE" means the earlier of (a) the first anniversary of the Termination Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.01.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NOTE" means a Committed Note or a Competitive Bid Note.

            "NOTICE OF COMPETITIVE BID BORROWING" has the meaning specified in
      Section 2.03(a).

            "NOTICE OF COMMITTED BORROWING" has the meaning specified in Section 2.02(a).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "PERMITTED LIENS" means each of the following: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(e) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or are being contested by good faith by appropriate proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

            "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means a Single Employer Plan or a Multiple Employer Plan.


                                       8

            "PUBLIC DEBT RATING" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Holding Company. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of "APPLICABLE MARGIN" or "APPLICABLE PERCENTAGE", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, unless the lower of such ratings is more than one level below the higher of such ratings, in which case the applicable level shall be one level higher than the lower of such ratings; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "REBORROW", "REBORROWED" and "REBORROWING" each refers to a borrowing pursuant to which Committed Advances are reborrowed as Competitive Bid Advances or Competitive Bid Advances are reborrowed as Committed Advances, in each case for a principal amount not more than the principal amount of the Advances outstanding at the time of such reborrowing.

            "REGISTER" has the meaning specified in Section 9.07(f).

            "REQUIRED LENDERS" means at any time Lenders owed or holding at least a majority in interest of the aggregate Commitments at such time or, if the Commitments have been terminated, holding at least a majority of the aggregate outstanding principal amount of the Advances.

            "ROBINSON FAMILY" means Richard Robinson, Barbara Robinson Buckland, Florence R. Ford, Mary Sue Robinson Morrill and William W. Robinson, the spouses and descendants of any of them, and any trust or estate whose legal representatives (or in the case of a Person with more than one legal representative, at least half of whose legal representatives) consist of one or more of the foregoing individuals, spouses and descendants; and the trusts respectively created under the will of Maurice R. Robinson and the will of Florence L. Robinson so long as at least half of their respective trustees continue to consist of one or more of the foregoing individuals, spouses and descendants.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "SIGNIFICANT SUBSIDIARY" shall mean any Subsidiary that owns 10% or more of the total consolidated assets of the Holding Company and its subsidiaries or contributes 10% or more of their total consolidated revenue from operations; and in any event shall include Scholastic Canada Ltd. and Scholastic Australia Pty. Ltd. Each direct and indirect parent (other than the Holding Company or the Operating Company) of a Significant Subsidiary also shall be deemed a Significant Subsidiary.

            "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of April 13, 2000 between Grolier Incorporated and the Borrower.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital


                                       9

      stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "TERM LOAN CONVERSION DATE" means the Termination Date on which all Committed Advances outstanding on such date are converted into a term loan pursuant to Section 2.06.

            "TERM LOAN ELECTION" has the meaning specified in Section 2.06.

            "TERMINATION DATE" means the earlier of June 21, 2001 and the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

            "TOTAL CONSOLIDATED DEBT" shall mean the consolidated Debt of the Guarantor and its Subsidiaries.

            "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II
                      AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. THE COMMITTED ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Committed Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed such Lender's Commitment at such time PROVIDED that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "COMPETITIVE BID REDUCTION"). Each Committed Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of Base Rate Advances, or shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Rate Advances, and shall consist of Committed Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and Reborrow under this
Section 2.01.

            SECTION 2.02. MAKING THE COMMITTED ADVANCES. (a) Each Committed Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Committed Borrowing in the case of a Committed Borrowing consisting of Eurodollar Rate Advances or (y) 11:00 A.M. (New York City time) on the date of the proposed Committed Borrowing in the case of a Committed Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Committed Borrowing (a "NOTICE OF COMMITTED BORROWING") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Committed Borrowing,


                                       10

(ii) Type of Advances comprising such Committed Borrowing, (iii) aggregate amount of such Committed Borrowing, and (iv) in the case of a Committed Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Committed Advance. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Committed Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Committed Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 9.02.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Committed Borrowing if the aggregate amount of such Committed Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than twelve separate Committed Borrowings.

            (c) Each Notice of Committed Borrowing shall be irrevocable and binding on the Borrower. In the case of any Committed Borrowing that the related Notice of Committed Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Committed Borrowing for such Committed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Committed Advance to be made by such Lender as part of such Committed Borrowing when such Committed Advance, as a result of such failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Lender prior to the date of any Committed Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Committed Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Committed Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Committed Advances comprising such Committed Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Committed Advance as part of such Committed Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Committed Advance to be made by it as part of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Committed Advance on the date of such Committed Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Committed Advance to be made by such other Lender on the date of any Committed Borrowing.

            SECTION 2.03. THE COMPETITIVE BID ADVANCES. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; PROVIDED that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

            (i) The Borrower may request a Competitive Bid Borrowing under this
      Section 2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate


                                       11

      Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than Termination
      Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "FIXED RATE ADVANCES") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

            (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; PROVIDED that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time), and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

            (iii) The Borrower shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and
      (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                  (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or
            Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in


                                       12

            order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

            (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

            (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the location specified by the Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing and the dates upon which such Competitive Bid Borrowing commenced and will terminate.

            (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

            (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

            (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and Reborrow under this
Section 2.03, PROVIDED that a Competitive Bid Borrowing shall not be made on more than one day within any period of three Business Days.

            (d) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such


                                       13

Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall not have any right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

            (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

            (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note payable to the order of the Lender making such Competitive Bid Advance.

            SECTION 2.04. FEES. (a) FACILITY FEE. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the later of the Termination Date and, if the Term Loan Election has been exercised, the Maturity Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each February, May, August and November, commencing August 31, 2000, and on the Termination Date or the Maturity Date, as the case may be.

            (b) UPFRONT FEES. The Borrower agrees to pay to the Agent for the account of each Lender an upfront fee on the aggregate amount of such Lender's Commitment (x) on the Effective Date, equal to 0.125% of such Lender's Commitment on such date and (y) on the date that is six months after the Effective Date, equal to 0.075% of such Lender's Commitment on such date.

            (c) AGENT'S FEES. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

            SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. The Borrower shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused Commitments, PROVIDED that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (b) MANDATORY. (i) On the date of each Committed Borrowing and each Competitive Bid Borrowing, the Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which the aggregate Commitments exceed the aggregate Advances on such date after giving effect to such Borrowing.

            (ii) Upon the issuance by the Guarantor or any of its Subsidiaries of any debt security in the capital markets after the date hereof, the Commitments shall automatically terminate by an amount equal to the new proceeds thereof on the fifth Business Day after the date of receipt by the Guarantor or its Subsidiaries of such proceeds.


                                       14

            (iii) On the Termination Date, if the Borrower has made the Term Loan Election in accordance with Section 2.06 prior to such date, and from time to time thereafter upon each prepayment of the Committed Advances, the Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which (A) the aggregate Commitments immediately prior to such reduction EXCEEDS (B) the aggregate unpaid principal amount of all Committed Advances outstanding at such time.

            SECTION 2.06. REPAYMENT OF COMMITTED ADVANCES. The Borrower shall, subject to the next succeeding sentence, repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Committed Advances then outstanding. The Borrower may, upon not less than 15 days' notice to the Agent, elect (the "TERM LOAN ELECTION") to convert all of the Committed Advances outstanding on the Termination Date in effect at such time into a term loan which the Borrower shall repay in full ratably to the Lenders on the Maturity Date; PROVIDED that the Term Loan Election may not be exercised if a Default has occurred and is continuing on the date of notice of the Term Loan Election or on the date on which the Term Loan Election is to be effected. All Committed Advances converted into a term loan pursuant to this
Section 2.06 shall continue to constitute Committed Advances except that the Borrower may not Reborrow pursuant to Section 2.01 after all or any portion of such Committed Advances have been prepaid pursuant to Section 2.10.

            SECTION 2.07. INTEREST ON COMMITTED ADVANCES. (a) SCHEDULED INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Committed Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time PLUS (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each February, May, August and November during such periods and on the date all Base Rate Advances shall be Converted or paid in full.

            (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance PLUS (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default and after notice from the Agent, the Borrower shall pay interest on the unpaid principal amount of each Committed Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above.

            SECTION 2.08. INTEREST RATE DETERMINATION. (a) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii).

            (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders reasonably determine and notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Committed Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist. Each Lender that provides a notice as


                                       15

described in this Section 2.08(b) agrees to provide to the Borrower a certificate in reasonable detail summarizing the basis for such notice.

            (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, be Converted into Base Rate Advances.

            (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            (f) If Telerate Markets Page 3750 is unavailable and Citibank is unable to furnish timely information to the Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

            (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

            (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Committed Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.09. OPTIONAL CONVERSION OF COMMITTED ADVANCES. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert Committed Advances of one Type comprising the same Borrowing into Committed Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Committed Advances shall result in more separate Committed Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Committed Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            SECTION 2.10. PREPAYMENTS OF COMMITTED ADVANCES. (a) OPTIONAL. The Borrower may, upon notice at least one Business Day prior to the date of such prepayment to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Committed Advances comprising part of the same Committed Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of Base Rate Advances and in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Rate


                                       16

Advances and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

            (b) MANDATORY. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Committed Advances comprising part of the same Borrowings equal to the amount by which (1) the sum of the aggregate principal amount of (x) the Committed Advances and (y) the Competitive Bid Advances then outstanding exceeds (2) the Committed Facility on such Business Day. Such prepayments of the Committed Facility shall be applied to prepay Committed Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

            (ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            SECTION 2.11. INCREASED COSTS. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; PROVIDED, HOWEVER, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate in reasonable detail summarizing the basis for and calculating the amount of such increased cost, submitted to the Borrower and the Agent by such Lender shall be prima facie evidence of the amount claimed so long as any underlying determinations and allocations are made on a reasonable basis; PROVIDED, HOWEVER, that no Lender shall be required to disclose in any such certificate any confidential proprietary information.

            (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate in reasonable detail summarizing the basis for and calculating such amounts submitted to the Borrower and the Agent by such Lender shall be prima facie evidence of the amount claimed so long as any underlying determinations and allocations are made on a reasonable basis; PROVIDED, HOWEVER, that no Lender shall be required to disclose in any such certificate any confidential proprietary information.



                                       17

            SECTION 2.12. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Committed Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.13. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on the Base Rate or in respect of Fixed Rate Advances and facility fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the LIBO Rate or the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.



                                       18

            SECTION 2.14. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

            (c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determine that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

                                       19


            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of execution and delivery of this Agreement, or at the time such Lender first becomes a party to this Agreement, represents and warrants that it is lawfully able to provide the Borrower with a valid form W-8BEN or W-8ECI resulting in exemption form United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (OTHER THAN if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Committed Advances owing to it (other than pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its ratable share of payments on account of the Committed Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Committed Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.16. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) to finance the acquisition of Grolier Incorporated, a Delaware corporation.

                                 ARTICLE III
                   CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTIONS 2.01 AND 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) There shall have occurred no Material Adverse Change since May 31, 1999.

            (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Holding Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or
      (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

            (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Guarantor and its Subsidiaries as they shall have requested.

            (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.


                                       20

            (f) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

            (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Holding Company, dated the Effective Date, stating that:

                  (i) The representations and warranties contained in Section
            4.01 are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that constitutes a Default.

            (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Committed Notes) in sufficient copies for each Lender:

                  (i) The Committed Notes to the order of the Lenders.

                  (ii) a copy of the certificate of incorporation of each of the
            Borrower and the Guarantor, and all modifications, amendments and restatements thereof, certified as of a recent date by the Secretary of State of its state of incorporation;

                  (iii) a copy of the by-laws of each of the Borrower and the
            Guarantor, together with all modifications, amendments and restatements thereof, certified as of a recent date by its Secretary;

                  (iv) a certificate of the Secretary of State of the state of incorporation of each of the Borrower and the Guarantor, dated as of a recent date, as to its existence and good standing;

                  (v) Certified copies of the resolutions of the Board of
            Directors of each or the Borrower and the Guarantor approving this Agreement and, in the case of the Borrower, the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                  (vi) A certificate of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantor certifying the names and true signatures of the officers of the Borrower or the Guarantor, as the case may be, authorized to sign this Agreement and, in the case of the Borrower, the Notes, and the other documents to be delivered hereunder.

                  (vii) A favorable opinion of Charles Deull, Senior Vice
            President, General Counsel of the Guarantor, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request.

                  (viii) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

            (i) All of the conditions precedent to the Stock Purchase Agreement shall have been satisfied, including, without limitation, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act and receipt of all applicable approvals.

            SECTION 3.02. CONDITIONS PRECEDENT TO EACH COMMITTED BORROWING. The obligation of each Lender to make a Committed Advance on the occasion of each Committed Borrowing (including the initial Borrowing) shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of


                                       21

Committed Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

            (i) the representations and warranties contained in Section 4.01 are correct on and as of such date before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

            SECTION 3.03. CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

            (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

            (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

            SECTION 3.04. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

            (a) Each of the Borrower and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

            (b) The execution, delivery and performance by each of the Borrower and the Guarantor of this Agreement and the other Loan Documents to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Borrower's or the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's or the


                                       22

      Guarantor's charter or by-laws or (ii) law or any contractual restriction binding on or affecting either of the Borrower or the Guarantor.

            (c) This Agreement has been, and each of the other Loan Documents to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Borrower and the Guarantor. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of each of the Borrower and the Guarantor party thereto enforceable against the Borrower or the Guarantor, as the case may be, in accordance with their respective terms.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by either the Borrower or the Guarantor of this Agreement or the other Loan Documents to be delivered by it.

            (e) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Claim, affecting the Holding Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

            (f) The Consolidated balance sheet of the Holding Company and its Subsidiaries as at May 31, 1999, and the related Consolidated statements of income and cash flows of the Holding Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, the consolidating balance sheet of the Holding Company and its Subsidiaries as at May 31, 1999, and the related consolidating statements of income and cash flows of the Holding Company and its Subsidiaries for the fiscal year then ended, duly certified by the chief financial officer of the Holding Company, and the Consolidated and consolidating balance sheet of the Holding Company and its Subsidiaries as at February 29, 2000, and the related Consolidated and consolidating statements of income and cash flows of the Holding Company and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Holding Company, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at February 29, 2000, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Holding Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Holding Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since May 31, 1999, there has been no Material Adverse Change.

            (g) Each of the Borrower, the Guarantor and their Subsidiaries has good, marketable fee or leasehold title (as applicable) or ownership interest to all of the material assets and properties of the Borrower, the Guarantor and their Subsidiaries, free and clear of all Liens, other than Liens permitted by the Loan Documents.

            (h) The operations and properties of each of the Borrower, the Guarantor and each of their Subsidiaries comply in all material respects with all applicable Environmental Laws, all past non-compliance with such Environmental Laws has been resolved without material ongoing obligations or costs, and no circumstances exist that could reasonably be likely to
      (i) form the basis of an Environmental Claim against the Borrower, the Guarantor or any of their Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

            (i) Set forth on Schedule 4.01(i) hereto is a complete and accurate list of all Subsidiaries of each of the Borrower and the Guarantor as of the date hereof, showing (as to each such Subsidiary) the jurisdiction of its incorporation. All of the outstanding capital stock and other ownership interests (other


                                       23

      than directors qualifying shares) in each of the Borrower's and the Guarantor's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by the Borrower, the Guarantor or one or more of their Subsidiaries free and clear of all Liens and, as of the date hereof, free of any outstanding options, warrants, rights of conversion or purchase or similar rights.

            (j) Each of the outstanding securities issued by the Holding Company was duly authorized and validly issued, is fully paid and non-assessable, and is not and will not be subject to any preemptive or similar right or restriction. Each of those outstanding securities was acquired from the issuer in a transaction in compliance with the Securities Act of 1933, as amended, and other applicable laws.

            (k) Neither the Borrower nor the Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (l) Neither the Borrower nor the Guarantor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


                                  ARTICLE V
                           COVENANTS OF THE GUARANTOR

            SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will:

            (a) REPORTING REQUIREMENTS. Provide to the Lenders the following:

                  (i) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting either the Guarantor or any of its Subsidiaries of the type described in Section 4.01(e);

                  (ii) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Holding Company setting forth details of such Default and the action that the Borrower and the Guarantor have taken and proposes to take with respect thereto and any other event that would be reasonably likely to have or has had a Material Adverse Effect.

                  (iii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Holding Company, the Consolidated balance sheet of the Holding Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Holding Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief executive officer, the chief financial officer, the vice-president finance and investor relations or the vice-president controller of the Holding Company as having been prepared in accordance with generally accepted accounting principles and certificates of the chief executive officer, the chief financial officer, the vice-president finance and investor relations or the vice-president controller of the Holding Company in substantially the form of Exhibit E as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Sections 5.02(e) and 5.03, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Holding Company shall also provide, if necessary for the


                                       24

            determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (iv) as soon as available and in any event within 90 days
            after the end of each fiscal year of the Holding Company, (A) a copy of the annual audit report for such year for the Holding Company and its Subsidiaries, containing the Consolidated balance sheet of the Holding Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Holding Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Ernst & Young LLP or other independent public accountants of recognized standing regularly retained by the Borrower and the Guarantor to audit their books and reasonably acceptable to the Required Lenders, (B) the consolidating balance sheet of the Holding Company and its Subsidiaries as of the end of such fiscal year and consolidating statements of income and cash flows of the Holding Company and its Subsidiaries for such fiscal year and (C) certificates of the chief executive officer, the chief financial officer, the vice-president finance and investor relations or the vice-president controller of the Holding Company in substantially the form of Exhibit E as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Sections 5.02(e) and 5.03, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Holding Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (v) promptly after the sending or filing thereof, copies of all quarterly and annual reports and proxy solicitations that the Holding Company sends to its public securityholders generally, and copies of all reports on Form 8-K and registration statements for the public offering of securities that the Holding Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; and

                  (vi) such other information respecting the Borrower, the
            Guarantor or any of their Subsidiaries as any Lender through the Agent may from time to time reasonably request.

            (b) VISITATION RIGHTS. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (c) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Guarantor and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c) and PROVIDED FURTHER that neither the Guarantor nor any of its Significant Subsidiaries shall be required to preserve any right or franchise if (x) the Board of Directors of the Guarantor or such Significant Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor or such Significant Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, the Guarantor or the Lenders or (y) in any jurisdiction the failure to do so would not be reasonably likely to have a Material Adverse Effect.

            (d) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws other than to the extent the noncompliance therewith or violation thereof would not be reasonably likely to have a Material Adverse Effect.


                                       25

            (e) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property unless such failure to pay or discharge would not be reasonably likely to have a significant adverse effect on the business of the Guarantor and its Subsidiaries taken as a whole and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property unless such failure to pay or discharge would not be reasonably likely to have a Material Adverse Effect; PROVIDED, HOWEVER, that neither the Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (f) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (excluding publisher's liability insurance) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor or such Subsidiary operates.

            (g) KEEPING OF BOOKS. Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with generally accepted accounting principles consistently applied.

            (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, other than to the extent any such failure to maintain and preserve would not be reasonably likely to have a Material Adverse Effect.

            SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will not:

            (a) LIENS, ETC. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                  (i) Permitted Liens,

                  (ii) purchase money Liens (including leases treated as
            security interests) upon or in any real property or equipment acquired or held by the Guarantor or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, PROVIDED, HOWEVER, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

                  (iii) the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto;

                  (iv) Liens on property of a Person existing at the time such
            Person is merged into or consolidated with the Guarantor or any Subsidiary of the Guarantor or becomes a Subsidiary of the Guarantor; PROVIDED that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so


                                       26

            merged into or consolidated with the Guarantor or such Subsidiary or acquired by the Guarantor or such Subsidiary;

                  (v) other Liens securing Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                  (vi) Liens incurred in respect of judgments and awards
            discharged within 30 days from the making thereof or under review in an appropriate forum so long as enforcement thereof is effectively stayed;

                  (vii) Liens incurred in respect of rental or security
            deposits; and

                  (viii) the replacement, extension or renewal of any Lien
            permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

            (b) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) sales of inventory and equipment in the ordinary course of its business, (ii) in a transaction authorized by subsection (c) of this Section, (iii) sales of assets for fair value in an aggregate amount not to exceed $35,000,000 and
      (iv) the sale of either (x) the real property located at 557 Broadway, New York, New York or (y) the real property comprising the distribution center located in Jefferson City, Missouri, in each case, for fair value in connection with any sale-leaseback transaction.

            (c) MERGERS, ETC. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Guarantor (other than the Borrower) may merge or consolidate with or into any other Subsidiary of the Guarantor, (ii) any Subsidiary of the Guarantor (other than the Borrower) may merge into the Guarantor and (iii) either of the Borrower or the Guarantor may merge with any other Person so long as the Borrower or the Guarantor, as the case may be, is the surviving corporation, PROVIDED, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

            (d) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of the business of the Guarantor and its Subsidiaries, taken as a whole, as carried on at the date hereof.

            (e) DIVIDENDS, ETC. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Holding Company, or purchase, redeem or otherwise acquire for value (other than any redemption or repurchase of the Holding Company's outstanding 5% convertible subordinated debentures due August 15, 2005, as in effect on the date hereof, pursuant to the application of the change of control provision contained therein, or any substantially identical provision contained in any subsequent issuance of convertible Debt) (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Holding Company or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, the Holding Company may (i) declare and make any dividend payment or other distribution payable in common stock of the Holding Company and (ii) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares in an amount equal to the sum of (A) the aggregate amount of cash received and net tax benefit received from the exercise by employees of the Guarantor and its Subsidiaries of stock options or the purchase of shares of stock under the employee stock purchase plan after May 31, 1998, (B) 25% of the reduction in Debt from the conversion to equity of the


                                       27

      Holding Company's outstanding 5% convertible subordinated debentures due August 15, 2005, (C) 25% of the stated value of any preferred stock converted to common equity and (D) the lesser of (x) 50% of net income of the Holding Company and its Subsidiaries arising after May 31, 1998 and computed on a cumulative Consolidated basis and (y) $75,000,000.

            (f) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, any transactions otherwise permitted under this Agreement with any of their unconsolidated Affiliates other than on terms that are fair and reasonable and no less favorable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (g) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

            SECTION 5.03. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will:

            (a) CONSOLIDATED DEBT RATIO. Maintain at all times a Consolidated Debt Ratio of not more than the ratio set forth below for each period set forth below:

                  --------------------------------------------------
                       FISCAL QUARTER ENDING            RATIO
                  --------------------------------------------------
                  August 31, 2000                 0.690 to 1.00
                  --------------------------------------------------
                  November 30, 2000               0.660 to 1.00
                  --------------------------------------------------
                  February 28, 2001               0.660 to 1.00
                  --------------------------------------------------
                  May 31, 2001                    0.625 to 1.00
                  --------------------------------------------------
                  August 31, 2001                 0.650 to 1.00
                  --------------------------------------------------
                  November 30, 2001               0.625 to 1.00
                  --------------------------------------------------
                  February 28, 2002               0.625 to 1.00
                  --------------------------------------------------
                  May 31, 2002                    0.600 to 1.00
                  --------------------------------------------------

            (b) CONSOLIDATED INTEREST COVERAGE RATIO. Maintain as at the last day of each of its fiscal quarters a Consolidated Interest Coverage Ratio of not less than the ratio set forth below for each period set forth below:

                  --------------------------------------------------
                       FISCAL QUARTER ENDING            RATIO
                  --------------------------------------------------
                  August 31, 2000                 3.50 to 1.00
                  --------------------------------------------------
                  November 30, 2000               3.50 to 1.00
                  --------------------------------------------------
                  February 28, 2001               3.50 to 1.00
                  --------------------------------------------------


                                       28

                  --------------------------------------------------
                  May 31, 2001                    3.30 to 1.00
                  --------------------------------------------------
                  August 31, 2001                 3.30 to 1.00
                  --------------------------------------------------
                  November 30, 2001               3.50 to 1.00
                  --------------------------------------------------
                  February 28, 2002               3.50 to 1.00
                  --------------------------------------------------
                  May 31, 2002                    3.50 to 1.00
                  --------------------------------------------------

                                   ARTICLE VI

                              EVENTS OF DEFAULT

            SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) any representation or warranty made in this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect when made (or deemed made); or

            (b) any report, statement, certificate, schedule or other document or information furnished (whether prior to, on or after the Effective
      Date) in connection with this Agreement or any of the other Loan Documents shall prove to have been false or misleading in any material respect when furnished (or deemed furnished); or

            (c) any default, whether in whole or in part, shall occur in the payment of the principal of the Committed Advances, or shall occur and continue for more than three Business Days in the payment of any interest on or any other amount respecting the Advances or any of the other obligations of the Borrower under the Loan Documents; or

            (d) any default, whether in whole or in part, shall occur in the due observance or performance of any covenant, term or provision to be performed (i) under Sections 5.01(a)(ii), 5.02(e) or 5.03 of this Agreement or (ii) under Sections 5.01(b) or 5.02 of this Agreement (other than under Section 5.02(f) hereof) and such default described in this clause (ii) shall continue for a period of five Business Days after the earlier of notice thereof to or knowledge thereof by either the Borrower or the Guarantor; or

            (e) any default, whether in whole or in part, shall occur in the due observance or performance of any other covenant, term or provision to be performed under this Agreement and the other Loan Documents by either the Borrower or the Guarantor or any other party thereto (other than any Lender), which default is not described in any other subsection of this Section, and such default shall continue for a period of ten days after the earlier of notice thereof to or knowledge thereof by either the Borrower or the Guarantor; PROVIDED, HOWEVER, that if such default is capable of being cured and if the Borrower and the Guarantor shall have commenced to cure such default within such period and shall proceed continuously in good faith and with due diligence to cure such default, then such period instead shall be thirty days; or

            (f) (i) any payment default of $1,000,000 or more shall occur under any instrument or agreement (other than a Loan Document) respecting any Debt of the Guarantor or any of its Subsidiaries, unless payment shall be made or action shall be taken within three Business Days after such default in an


                                       29

      amount or manner sufficient to cure it, PROVIDED that such payment or action will not result in a breach of any term or provision of this Agreement and the other Loan Documents, with the various financial measurements and covenants set forth in Section 5.03 of this Agreement being recalculated on a pro forma basis (from the then most recent quarterly or subsequent pro forma calculations) to include the effect of any such payment or (ii) any Debt of the Guarantor or of any of its Subsidiaries of $5,000,000 or more in principal or notional amount shall be accelerated or otherwise become due or be required to be prepaid, repurchased or redeemed (other than pursuant to a regularly scheduled mandatory prepayment, repurchase or redemption or the application of the change of control provision contained in the Holding Company's outstanding 5% convertible subordinated debentures due August 15, 2005, as in effect on the date hereof, or any substantially identical provision contained in any subsequent issuance of debt) prior to its scheduled maturity; or

            (g) the Guarantor or any of its Subsidiaries shall (i) fail or be unable to pay its debts generally as they become due, (ii) make a general assignment for the benefit of its creditors, (iii) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties, (iv) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code, (v) file with or otherwise submit to any governmental authority any petition, answer or other document seeking
      (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation, (vi) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, (vii) be adjudicated a bankrupt or insolvent, or (viii) take any action for the purpose of effecting any of the foregoing; or

            (h) any case, proceeding or other action shall be commenced against the Guarantor or any of its Subsidiaries for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part), anything specified in subsection (g) of this Section, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Guarantor or any of its Subsidiaries, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Guarantor or any of its Subsidiaries, and any of the foregoing shall continue unstayed and in effect for any period of sixty days; or

            (i) one or more final judgments for the payment of money in excess of an aggregate of $5,000,000 shall be rendered against the Guarantor or any of its Subsidiaries and the same shall remain undischarged for a period of thirty days during which levy and execution shall not be effectively stayed or contested in good faith; or

            (j) the Borrower or any ERISA Affiliate shall, or shall be reasonably expected to, incur liability as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; PROVIDED that any such event(s) (individually or in the aggregate with any other such event(s)) would be reasonably likely to have or has had (in the reasonable judgment of the Required Lenders) a Material Adverse Effect; or

            (k) the Holding Company shall own less than all of the outstanding securities issued by the Operating Company, or any other Person shall acquire any option, warrant or other right to acquire any of those securities; or

            (l) the Robinson Family shall cease to own (in the aggregate) at least fifty-one percent (51.00%) of the issued and outstanding shares of Class A Stock of the Holding Company; or any other Person shall acquire any option, warrant or other right to acquire (from the Robinson Family, the Holding


                                       30

      Company or otherwise) any securities issued by the Holding Company that, if exercised, would result in the Robinson Family holding less than 51% of such stock; or

            (m) the Board of Directors of the Holding Company shall submit to its shareholders for adoption, or the shareholders of the Holding Company shall adopt, any supplement, modification or amendment to or restatement of the certificate of incorporation or the by-laws of the Holding Company that would in any way directly or indirectly (i) alter the relative voting rights or powers of the classes of the capital stock of the Holding Company, (ii) add any additional classes of capital stock with any voting rights, or (iii) adversely affect the rights, powers, privileges, remedies or interests of the Agent or the Lenders under this Agreement or any other Loan Document, in any such case without the prior written consent of the Required Lenders;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code, (1) the obligation of each Lender to make Advances shall automatically be terminated and (2) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII
                                    GUARANTY

            SECTION 7.01. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of the Borrower now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any other Lender in enforcing any rights under this Article VII. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agent or any Lender under or in respect of this Agreement or the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

            SECTION 7.02. GUARANTY ABSOLUTE. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of the Guarantor under or in respect of this Article VII are independent of the Guaranteed Obligations or any other obligations of any the Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Article VII, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this
Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of this Agreement (other than this Article VII), the Notes or any agreement or instrument relating thereto;


                                       31

            (b) subject to Section 9.01, any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrower under or in respect of this Agreement or the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of the Borrower under this Agreement or the Notes or any other assets of the Borrower or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

            (f) any failure of any Lender or the Agent to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to such Lender or the Agent (the Guarantor waiving any duty on the part of the Lenders and the Agent to disclose such information); or

            (g) any other circumstance or any existence of or reliance on any representation by any Lender or the Agent that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor or surety.

This Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or the Agent or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

            SECTION 7.03. WAIVERS AND ACKNOWLEDGMENTS. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Article VII and any requirement that any Lender or the Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

            (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Article VII and acknowledges that the guaranty under this
Article VII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender or the Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

            (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender or the Agent to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by such Lender or the Agent.


                                       32

            (e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

            SECTION 7.04. SUBROGATION AND CONTRIBUTION. The Guarantor covenants and agrees that, until the obligations of the Borrower under this Agreement and the other Loan Documents have been fully paid and satisfied, any and all subrogation, contribution and other similar rights of the Borrower against or in respect of (A) the Borrower, (B) any of the assets and properties of the Borrower, or (C) any other co-obligor or indemnitor of any of the Borrower's payments or obligations under any of the Loan Documents, whether now existing or hereafter acquired or created, and whether resulting from any payment made by the Borrower or otherwise, shall be subordinate and inferior in dignity and deferred as to payment to the full payment and satisfaction of all of such obligations. (However, such subordination of subrogation, contribution and similar rights is not intended to include, and this Section is not intended to affect, the intercompany advances and dividends permitted under this Agreement.) The Guarantor shall not seek any payment or exercise or enforce any right, power, privilege, remedy or interest that it may have with respect to any such subrogation, contribution or other similar right except with the prior written consent of the Agent (with the consent of the Required Lenders, as and if required) and for the benefit of all of the Lenders. Any payment, asset or property delivered to or for the benefit of the Guarantor in respect of any such subrogation, contribution or other similar right shall be accepted in trust for the benefit of all of the Lenders and shall be promptly paid or delivered to the Agent (for the benefit of all of the Lenders) to be credited and applied to the payment and satisfaction of the obligations of the Borrower under this Agreement and the other Loan Documents, whether contingent, matured or unmatured, or to be held by the Agent (for the benefit of all of the Lenders) as additional collateral, as the Agent (with the consent of the Required Lenders, as and if required) may elect in its sole and absolute discretion. If (i) the Guarantor shall make payment to any Lender or the Agent of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and
(iii) the Termination Date shall have occurred, the Lenders and the Agent will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Article VII.

            SECTION 7.05. CONTINUING GUARANTY; ASSIGNMENTS. The guaranty under this Article VII is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full of the Guaranteed Obligations and all other amounts payable under this Article VII and (ii) the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and the Agent and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.


                                       33

                                  ARTICLE VIII
                                  THE AGENT

            SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iv) shall not have any duty (fiduciary or otherwise) to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of the Borrower or the Guarantor or to inspect the property (including the books and records) of the Borrower or the Guarantor; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant hereto; (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vii) shall be deemed not to have knowledge of any Default unless and until written notice (including facsimile notice) thereof is given to the Agent by the Borrower, the Guarantor or a Lender.

            SECTION 8.03. CITIBANK AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Guarantor, any of its Subsidiaries and any Person who may do business with or own securities of any the Guarantor or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

            SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.



                                       34


            SECTION 8.05. INDEMNIFICATION. (a) The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"), PROVIDED that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

            (b) For purposes of this Section 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to their respective Commitments at such time. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 8.06. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 8.07. OTHER AGENTS. Each Lender hereby acknowledges that neither the syndication agent nor any other Lender designated as any "Agent" on the signature pages hereof has any responsibility or liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX
                                  MISCELLANEOUS

            SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Committed Notes, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Committed Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Committed Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Committed Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 9.01; and PROVIDED further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

            SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Holding Company or to the Operating Company, at its address at 555 Broadway, New York, New York 10012, Attention: Kevin McEnery, Chief Financial Officer, and Charles Deull, Senior Vice President General Counsel. if to any Initial Lender, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower, the Guarantor or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by


                                       35

the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other Loan Documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

            (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Environmental Substances on any property of the Guarantor or any of its Subsidiaries or any Environmental Claim relating in any way to the Guarantor or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower, the Guarantor or any of their shareholders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.



                                       36

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower or the Guarantor against any and all of the obligations of the Borrower or the Guarantor, as the case may be, now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower or the Guarantor, as the case may be, after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

            SECTION 9.06. BINDING EFFECT. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower, the Guarantor and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantor, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11 or 2.14) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Committed Advances owing to it and the Committed Note or Notes held by it) with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes),
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Committed Note subject to such assignment and a processing and recordation fee of $3,000.



                                       37


            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower or the Guarantor of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Committed Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

            (f) The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Guarantor, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Guarantor or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (g) Each Lender may sell participations to one or more banks or other entities (other than the Guarantor or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged and such Lender agrees that it will not raise (and hereby expressly waives) any defense relating to any such participation, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Guarantor, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower or the Guarantor therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation and (vi) such Lender shall not permit its direct or indirect participants to further assign or participate its interest.



                                       38


            (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or the Guarantor furnished to such Lender by or on behalf of the Borrower or the Guarantor; PROVIDED that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower or the Guarantor received by it from such Lender.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.08. CONFIDENTIALITY. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(h), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

            SECTION 9.10. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.


                                       39

            SECTION 9.12. WAIVER OF JURY TRIAL. Each of the Borrower, the Guarantor, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          SCHOLASTIC INC.,
                                               as Borrower


                                             By /s/
                                               ---------------------------------
                                              Title:

                                          SCHOLASTIC CORPORATION
                                                as Guarantor


                                             By /s/
                                               ---------------------------------
                                              Title:

                                          CITIBANK, N.A.,
                                              as Agent


                                             By /s/
                                               ---------------------------------
                                              Title:

                               INITIAL LENDERS

                                          CITIBANK, N.A.


                                             By /s/
                                               ---------------------------------
                                              Title:

                                          THE CHASE MANHATTAN BANK


                                             By /s/
                                               ---------------------------------
                                              Title:

                                          CREDIT SUISSE FIRST BOSTON


                                             By /s/
                                               ---------------------------------
                                              Title:


                                       40

                                          FLEET BANK, N.A.


                                             By /s/
                                               ---------------------------------
                                              Title:

                                          SUMMIT BANK


                                             By /s/
                                               ---------------------------------
                                              Title:

                                          DEUTSCHE  BANK AG,  NEW YORK  AND/OR
                                          CAYMAN ISLANDS BRANCH


                                             By /s/
                                               ---------------------------------
                                              Title:


                                             By /s/
                                               ---------------------------------
                                              Title:

                                          SUNTRUST BANK


                                             By /s/
                                               ---------------------------------
                                              Title:


                                       41

                                   SCHEDULE I

                  COMMITMENTS AND APPLICABLE LENDING OFFICES

-------------------------------------------------------------------------------
NAME OF          COMMITMENT    DOMESTIC LENDING OFFICE EURODOLLAR LENDING
INITIAL LENDER                                         OFFICE
-------------------------------------------------------------------------------
Citibank, N.A.  $82,500,000    399 Park Avenue         399 Park Avenue
                               New York, NY 10043      New York, NY 10043
                               Attn: Diane Pockaj      Attn: Diane Pockaj
                               T: (212) 559-4649       T: (212) 559-4649
                               F: (212) 793-0289       F: (212) 793-0289
-------------------------------------------------------------------------------
The Chase       $50,000,000    E. 36 Midland Avenue    E. 36 Midland Avenue
Manhattan Bank                 Paramus, NJ 07652       Paramus, NJ 07652
                               Attn: Carmen Mendoza    Attn: Carmen Mendoza
                               T: (201) 599-6681       T: (201) 599-6681
                               F: (201) 599-6672       F: (201) 599-6672
-------------------------------------------------------------------------------
Credit Suisse   $82,500,000    5 World Trade Center    5 World Trade Center
First Boston                   New York, NY  10048     New York, NY  10048
                               Attn:  Nilsa Ware       Attn:  Nilsa Ware
                               T:  (212) 322-5094      T:  (212) 322-5094
                               F:  (212) 355-0593      F:  (212) 355-0593
-------------------------------------------------------------------------------
Deutsche Bank   $50,000,000    31 W 52nd Street        31 W 52nd Street
AG, New York                   New York, NY  10019     New York, NY  10019
and/or Cayman                  Attn: Nicole Vipperman  Attn: Nicole Vipperman
Islands Branch                 T:  (212) 469-4101      T:  (212) 469-4101
                               F:  (212) 469-4138      F:  (212) 469-4138
-------------------------------------------------------------------------------
Fleet Bank      $25,000,000    1185 Avenue of the      1185 Avenue of the
(FKA                           Americas                Americas
BankBoston,                    New York, NY 10036      New York, NY 10036
N.A.)                          Attn: Christopher       Attn: Christopher
                               Mayrose                 Mayrose
                               T: (212) 819-5727       T: (212) 819-5727
                               F: (212) 819-4120       F: (212) 819-4120
-------------------------------------------------------------------------------
Summit Bank     $10,000,000    750 Walnut Avenue       750 Walnut Avenue
                               Cranford, NJ 07016      Cranford, NJ 07016
                               Attn: Carter Evans      Attn: Carter Evans
                               T: (908) 709-6421       T: (908) 709-6421
                               F: (908) 709-6433       F: (908) 709-6433
-------------------------------------------------------------------------------
SunTrust Bank   $50,000,000    200 South Orange Avenue 200 South Orange Avenue
                               Mail Code:              Mail Code:
                               FL-Orlando-1106         FL-Orlando-1106
                               Orlando, FL  32801      Orlando, FL  32801
                               Attn:  William Barr     Attn:  William Barr
                               T:  (407) 237-4636      T:  (407) 237-4636
                               F:  (407) 237-4076      F:  (407) 237-4076
-------------------------------------------------------------------------------


                                       42

                                SCHEDULE 5.02(a)

                         EXISTING LIENS AND ENCUMBRANCES

1) An Operating Overdraft Agreement was entered into on September 12, 1994 between Scholastic Canada Ltd. ("SCL") and Canadian Imperial Bank of Commerce has a negative pledge that SCL cannot give security over any of its assets to any other lender.

2) In 1983, the City of Jefferson, Missouri provided financing to Scholastic Inc. through the issuance of Industrial Revenue bonds to complete a substantial addition to its national distribution center in Jefferson City, Missouri. These Bonds were renegotiated in March 1992. Scholastic has issued to the Bond Trustee an unconditional guarantee of principal and interest. Land acquired in Jefferson City, Missouri, during f/y 1982, a building at Scholastic's national distribution center and certain equipment are pledged as security.

3) In December 1993, Scholastic entered into an agreement pursuant to which the IDA provides Scholastic with financial assistance through the issuance of IDA Bonds in connection with the purchase of furniture, fixtures and equipment for use at Scholastic's headquarters at 555 Broadway, New York, New York. In connection with such financial assistance, Scholastic has granted the IDA a security interest in such furniture, fixtures and equipment.

4) Liens given to the Screen Actors Guild ("SAG") in connection with the production of The Magic School Bus property


                                       43


Schedule 4.01(i)

                              SCHOLASTIC CORPORATION
                               LIST OF SUBSIDIARIES
                                    MAY 31, 2000

DOMESTIC SUBSIDIARIES                                    STATE OF
---------------------                                    INCORPORATION
                                                         -------------

Scholastic Inc.                                          New York
Scholastic Book Services, Inc.                           Delaware
Scholastic Book Clubs, Inc.                              Missouri
Scholastic Entertainment Inc.                            New York
SE Distribution Inc. (SUBSIDIARY OF SCHOLASTIC           Delaware
ENTERTAINMENT)
Scholastic UK Group Ltd.                                 Delaware
Weston Woods Studios, Inc.                               Delaware
Georgetown Studios, Inc. (SUBSIDIARY OF WESTON WOODS     Connecticut
STUDIOS, INC.)
Lectorum Publications, Inc.                              New York
The Electronic Bookshelf, Inc.                           Indiana
Quality Education Data, Inc.                             Delaware
The Scholastic Store, Inc.                               New York

FOREIGN SUBSIDIARIES                                     JURISDICTION
---------------------                                    ------------

Scholastic Australia Pty. Ltd.                           Australia
Bookshelf Publishing Australia Pty. Ltd.                 Australia
Troll School Book Clubs and Fairs Australia Pty. Ltd.    Australia
Scholastic Australia Superannuation Pty. Ltd.            Australia
Scholastic Executive Superannuation Pty. Ltd.            Australia
Oldmeadow Booksellers (Aust.) Pty. Ltd.                  Australia
Scholastic (Barbados), Inc.                              Barbados
Scholastic Canada Ltd.                                   Canada
Scholastic Productions Canada Ltd.                       Canada
Scholastic Bookfairs Canada Inc.                         Canada
Scholastic Ltd.                                          England
School Book Fairs Ltd.                                   England
Scholastic Book Clubs Ltd.                               England
Red House Books Ltd.                                     England
Scholastic Publication Ltd.                              England
Scholastic Educational Magazines Ltd.                    England
Red House Book Clubs Ltd.                                England
Scholastic Hong Kong Limited                             Hong Kong
School Book Fairs Ltd.                                   Ireland
Scholastic India Private Limited                         India
Scholastic Mexico, S.A. de C.V.                          Mexico
Scholastic New Zealand Ltd.                              New Zealand
Scholastic Argentina S.A.                                Argentina



                                                           EXHIBIT A-1 - FORM OF
                                                                       COMMITTED
                                                                 PROMISSORY NOTE


                                                    Dated: _______________, 200_


            FOR VALUE RECEIVED, the undersigned, SCHOLASTIC INC., a New York corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office on the later of the Termination Date and the date designated pursuant to Section 2.06 of the Credit Agreement (each as defined in the Credit Agreement referred to below) the aggregate principal amount of the Committed Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of June 22, 2000 among the Borrower, Scholastic Corporation, the Lender and certain other lenders parties thereto, Salomon Smith Barney Inc. and Credit Suisse First Boston, as joint lead arrangers, Credit Suisse First Boston, as syndication agent, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) outstanding on such date.

            The Borrower promises to pay interest on the unpaid principal amount of each Committed Advance from the date of such Committed Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Citibank, as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Committed Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Committed Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Committed Advances by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Committed Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                                          SCHOLASTIC INC.


                                             By
                                               ---------------------------------
                                              Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                     AMOUNT OF
     DATE           AMOUNT OF      PRINCIPAL PAID  UNPAID PRINCIPAL     NOTATION
                     ADVANCE         OR PREPAID         BALANCE         MADE BY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                       2

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE


U.S.$_______________                                 Dated:_______________, 200_


            FOR VALUE RECEIVED, the undersigned, SCHOLASTIC INC., a New York corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement dated as of June 22, 2000 among the Borrower, Scholastic Corporation, the Lender and certain other lenders parties thereto, Salomon Smith Barney Inc. and Credit Suisse First Boston, as joint lead arrangers, Credit Suisse First Boston, as syndication agent, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined)), on _______________, 200_, the principal amount of U.S.$_______________].

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

      Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

            Both principal and interest are payable in lawful money of the United States to Citibank, as agent, for the account of the Lender at the office of Citibank, at 399 Park Avenue, New York, New York 10043 in same day funds.

            This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          SCHOLASTIC INC.


                                             By
                                               ---------------------------------
                                               Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                             COMMITTED BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720

                                          [Date]

            Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

            The undersigned, Scholastic Inc., refers to the Credit Agreement, dated as of June 22, 2000 (as amended or modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, Scholastic Corporation, certain Lenders parties thereto, Salomon Smith Barney Inc. and Credit Suisse First Boston, as joint lead arrangers, Credit Suisse First Boston, as syndication agent, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Committed Borrowing (the "PROPOSED COMMITTED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Committed Borrowing is _______________, 200_.

            (ii) The Type of Advances comprising the Proposed Committed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iii) The aggregate amount of the Proposed Committed Borrowing is $---------------.

            [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Committed Borrowing is _____ month[s].]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Committed
Borrowing:

            (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (B) no event has occurred and is continuing, or would result from such Proposed Committed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                          Very truly yours,

                                          SCHOLASTIC INC.


                                             By
                                               ---------------------------------
                                               Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720

                                                [Date]

            Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

            The undersigned, Scholastic Inc., refers to the Credit Agreement, dated as of June 22, 2000 (as amended or modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, Scholastic Corporation, certain Lenders parties thereto, Salomon Smith Barney Inc. and Credit Suisse First Boston, as joint lead arrangers, Credit Suisse First Boston, as syndication agent, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "PROPOSED COMPETITIVE BID BORROWING") is requested to be made:

            (A)   Date of Competitive Bid Borrowing    ________________________

            (B)   Amount of Competitive Bid Borrowing  ________________________

            (C)   [Maturity Date] [Interest Period]    ________________________

            (D)   Interest Rate Basis                  ________________________

            (E)   Interest Payment Date(s)             ________________________

            (F)   ___________________                  ________________________

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

            (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

            (c) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

            The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                          Very truly yours,

                                          SCHOLASTIC INC.


                                          By
                                            ---------------------------------
                                            Title:


                                       2

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


            Reference is made to the Credit Agreement dated as of June 22, 2000 (as amended or modified from time to time, the "CREDIT AGREEMENT") among and Scholastic Inc., a New York corporation (the "BORROWER"), Scholastic Corporation, a Delaware corporation (the "GUARANTOR"), the Lenders (as defined in the Credit Agreement), Salomon Smith Barney Inc. and Credit Suisse First Boston, as joint lead arrangers, Credit Suisse First Boston, as syndication agent, and Citibank, N.A., as administrative agent for the Lenders (the "AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Committed Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantor or the performance or observance by the Borrower or the Guarantor of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Committed Note, if any held by the Assignor [and requests that the Agent exchange such Committed Note for a new Committed Note payable to the order of [the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Committed Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, [respectively,] as specified on Schedule 1 hereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Committed Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Committed Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                       2

                                   Schedule 1
                                       to
                            Assignment and Acceptance


            Percentage interest assigned:                                 _____%

            Assignee's Commitment:                                    $_________

            Aggregate outstanding principal amount of Revolving

            Credit Advances assigned:                                 $_________

            Principal amount of Committed Note payable to Assignee: $_________

            Principal amount of Committed Note payable to Assignor: $_________

            Effective Date*:  _______________, 200_

                                          [NAME OF ASSIGNOR], as Assignor


                                             By
                                               ---------------------------------
                                               Title:

                                          Dated: _______________, 200_


                                          [NAME OF ASSIGNEE], as Assignee


                                             By
                                               ---------------------------------
                                               Title:

                                          Dated: _______________, 200_

                                          Domestic Lending Office:
                                                [Address]

                                          Eurodollar Lending Office:
                                                [Address]


----------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.


                                       3

Accepted this

____ day of _______________, 200_

CITIBANK, N.A., as Agent


By
  ---------------------------------
  Title:


Approved this ___ day

of _______________, 200_

SCHOLASTIC INC.


By
  ---------------------------------
  Title:


                                       4

                                                             EXHIBIT D - FORM OF
                                                              OPINION OF COUNSEL
                                                                 TO THE BORROWER
June __, 2000


To each of the Lenders parties to the Credit Agreement dated as of the date hereof among Scholastic Corporation, Scholastic Inc., said Lenders and Citibank, N.A., as Agent for said Lenders, and to Citibank, N.A., as Agent

SCHOLASTIC CORPORATION AND SCHOLASTIC INC.


Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.01(h)(iv) of the Credit Agreement, dated as of the date hereof (the "CREDIT Agreement"), by and among Scholastic Inc. (the "BORROWER"), Scholastic Corporation (the "GUARANTOR") and the Lenders parties thereto, Salomon Smith Barney Inc. and Credit Suisse First Boston, as joint lead arrangers, Credit Suisse First Boston, as syndication agent, and Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

            I have acted as counsel for the Borrower and the Guarantor in connection with the preparation, execution and delivery of the Credit Agreement.

            In that connection, I have examined:

            (1) The Credit Agreement.

            (2) The documents furnished by the Borrower and the Guarantor pursuant to Article III of the Credit Agreement.

            (3) The Certificate of Incorporation of each of the Borrower and the Guarantor and all amendments thereto (the "CHARTER").

            (4) The by-laws of each of the Borrower and the Guarantor and all amendments thereto (the "BY- LAWS").

            (5) A certificate of the Secretary of State of Delaware, dated _______________, 2000, attesting to the continued corporate existence and good standing of the Guarantor in that State.

            (6) A certificate of the Secretary of State of New York, dated _______________, 2000 attesting to the continued corporate existence and good standing of the Borrower in that State.

I also examined the originals, or copies certified to our satisfaction, of the documents listed in certificates of the chief financial officers of the Borrower and the Guarantor, dated the date hereof (the "CERTIFICATES"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Borrower's right to borrow money or the Borrower's or the Guarantor's obligations under the Credit Agreement or the Notes. In addition, I have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower and the Guarantor, certificates of public officials and of officers of the Borrower and the Guarantor, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by us, relied upon certificates of the Borrower and the Guarantor or their officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

            My opinions expressed below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

            Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

            1. Each of the Borrower and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

            2. The execution, delivery and performance by each of the Borrower and the Guarantor of the Credit Agreement and, in the case of the Borrower, the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's and the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By- laws of the Borrower or the Guarantor, as applicable, or (ii) any law, rule or regulation applicable to the Borrower or the Guarantor (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or
      (iii) any contractual or legal restriction contained in any indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, or any orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Borrower's right to borrow money or the Borrower's or the Guarantor's obligations under the Credit Agreement or, in the case of the Borrower, the Notes. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower. The Credit Agreement has been duly executed and delivered on behalf of the Guarantor.

            3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower and the Guarantor of the Credit Agreement and, in the case of the Borrower, the Notes.

            4. The Credit Agreement is, and after giving effect to the initial Borrowing, the Notes to which it is a party will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms. The Credit Agreement is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

            5. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a Material Adverse Effect.

            The opinions set forth above are subject to the following qualifications:

            (a) My opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

            (b) My opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).


                                       2

            (c) I express no opinion as to (i) Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation and (ii) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.


                                          Very truly yours,


                                       3

                                                   EXHIBIT E - FORM OF FINANCIAL
                                                COVENANTS COMPLIANCE CERTIFICATE


                   FINANCIAL COVENANTS COMPLIANCE CERTIFICATE

                                   respecting

                             SCHOLASTIC CORPORATION

                                       and

                                 SCHOLASTIC INC.

                              [MONTH AND DATE], 200

            Pursuant to the Credit Agreement dated as of June 22, 2000 (as the same may be supplemented, modified, amended or restated from time to time in the manner provided therein, the "CREDIT AGREEMENT"), the undersigned, being respectively, the [PRINT TITLE] of Scholastic Corporation (the "GUARANTOR") and the [PRINT TITLE] of Scholastic Inc. (the "BORROWER "), hereby certify to Citibank, N.A., as Agent (the "AGENT"), and to each of the Lenders, as of the date hereof that:

            (a) the representations and warranties contained in Section 4.01 are correct as though made on and as of the date hereof;

            (b) no event has occurred and is continuing that constitutes a Default; and

            (c) attached hereto are the calculations of, and the confirmations of the Guarantor's compliance with, the financial covenants set forth in Sections 5.02(e) and 5.03 of the Credit Agreement.

            Capitalized terms and non-capitalized words and phrases used and not otherwise defined in this Certificate shall have the meanings respectively assigned to them in the Lender and by counsel to the Agent in giving any opinion or advice requested of such counsel.


                                                      (SIGNATURE)

                                          DATE SIGNED:_____________________, 19


                                                      (SIGNATURE)

                                          DATE SIGNED:_____________________, 19